3.102 G.C. St. Croix Company, Inc., Bylaws	Exhibit 3.102

BYLAWS

of

G.C. ST. CROIX COMPANY, INC.

Article I - Meetings of Stockholders

1. Place of Meetings. Meetings of stockholders may be held within or outside the United States Virgin Islands. Attendance may be in person, by personal representative or by telephone conference. Meetings of stockholders shall be held at the principal office of the corporation unless a different place is fixed by the board of directors in accordance with article VIII and stated in the notice of the meeting given at least 20 days before the date fixed for the meeting.

2. Annual Meeting. The annual meeting of stockholders for the election of directors and other business shall be held on the third (3rd) Friday in February of each year at 10:00 a.m. or at such other time as may be fixed by the board of directors in accordance with article VIII and stated in the notice of the meeting given at least 20 days before the date fixed for the meeting. If that day is a weekend day or a legal holiday, the meeting shall be held on the next full business day. If the meeting is not held on the day specified, a special meeting shall be called for the earliest convenient day thereafter. Attendance may be in person, by personal representative or by telephone conference.

3. Special Meetings. Special meetings of stockholders may be called by the President/Chairman or a majority of the directors. The President shall call a special meeting at the written request of stockholders of record holding at least 25% of the outstanding voting shares. The written request shall state the purpose of the meeting. If the President fails to call the meeting within a reasonable time, the stockholders who requested the meeting may call and give notice of a special meeting of stockholders. The time and place within or outside the Virgin Islands of any special meeting shall be fixed by the President, the directors, or the stockholders, as the case may be, who call or request the meeting. Attendance may be in person, by personal representative or by telephone conference.

4. Notice of Meetings. Notice of each meeting of stockholders shall be in writing, shall state the time and place and, except as provided in sections 1 and 2 of this article I, shall be given not less than 10 nor more than 40 days before the date of the meeting to each stockholder of record entitled to vote at the meeting. Notice to any stockholder shall be deemed given on delivery to him personally or upon mailing by first class mail addressed to the stockholder at his address as it appears on the corporation’s records. Notice need not be given to any stockholder who, before or after the meeting, waives notice in writing (including a telegram, radiogram, or cablegram). If any meeting for which proper notice has been given is adjourned, notice of the time and place to which the meeting is adjourned need not be given except by announcement at the meeting.

5. Quorum. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the outstanding voting shares shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, a majority of the shares represented at the meeting or, if none, any officer may adjourn the meeting from time to time for a period not exceeding 20 days.

6. Voting. Each stockholder of record shall be entitled to one vote for each voting share standing in his name on the stock ledger. The board of directors may fix in advance a date, not more than 50 days before the date of any meeting of stockholders, as a record date for the determination of stockholders entitled to notice of and to vote at the meeting. At any meeting of stockholders at which a quorum is present, each question shall be decided by a majority of the votes actually voted on the question, except that election of directors shall be decided by a plurality vote.

7. Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote by proxy. Every proxy must be executed in writing by the stockholder or by his duly authorized attorney. No proxy shall be voted after one year from its date unless it provides for a longer period.

8. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting of stockholders is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if all stockholders who would have been entitled to vote on the action if the meeting were held consent in writing to the action, except that, sale, lease, or exchange of assets may be approved by the written consent of the holders of a majority of the voting stock issued and outstanding as provided in 13 V.I.C. § 281.

9. Order of Business. The order of business at all meetings of the stockholders shall be as follows:

a) Roll call.

b) Proof of notice of meeting or waiver of notice.

c) Reading of minutes of preceding meeting.

d) Reports of Officers.

e) Reports of Committees.

f) Unfinished business.

g) New Business.

BYLAWS

G.C. ST. CROIX COMPANY, INC.

10. Informal Action by Stockholders. Unless otherwise provided by law, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

Article II - Board of Directors

1. General Powers. The property, affairs, and business of the corporation shall be managed by the board of directors, which shall consist of three (3) members until changed by amendment of this section in accordance with the provisions of article VIII. In the event of a vacancy in the board of directors, the remaining directors may exercise the powers of the full board until the vacancy is filled, except as otherwise provided by law.

The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with these by-laws and the laws of the United States Virgin Islands.

The initial Board of Directors shall consist of :

Sherri Cook

Deidre Holmes

Barry Porter

2. Election and Term of Office. The directors shall be elected by the stockholders at the annual meeting of stockholders by a plurality of the votes cast at such election. Election by ballot may be waived in accordance with the provisions of the articles of incorporation. Each director shall hold office until the annual meeting of stockholders held next after his election and until his successor is elected, or until his death, resignation, or removal.

3. First Meeting. The first meeting of each newly elected board of directors shall be held as soon as convenient after each election of directors, at such time and place within or outside the Virgin Islands as is stated in the notice thereof or without notice if it is held immediately after, and at the same place as, such election.

BYLAWS

G.C. ST. CROIX COMPANY, INC.

4. Regular Meetings. The board of directors, by resolution, may provide for the holding of regular meetings, with or without notice, and may fix the times and places within or outside the Virgin Islands at which such meetings shall be held.

5. Special Meetings. Special meetings of the board of directors may be called at any time by the President or any two directors, who may fix the times and places within or outside the Virgin Islands at which such meetings shall be held.

6. Notice of Meetings. Except as provided in sections 3 and 4 of this article II, notice of each meeting of the board of directors shall be in writing, shall state the time and place, and shall be given to each director not less than 10 days before the date of the meeting if given by mail and not less than 4 days before the date of the meeting if given by telegraph, radio, or cable or if delivered to him personally. Notice to any director shall be deemed given on delivery to him personally or upon mailing by first class mail addressed to the director at his address as it appears on the corporation’s records or upon delivery to an appropriate employee of a telegraph, radio, or cable company properly addressed and with charges prepaid. Notice need not be given to any director who, before or after the meeting, waives notice in writing (including a telegram, radiogram, or cablegram) or who attends the meeting without protesting prior to the meeting or at its commencement the lack of notice to him. If any duly called meeting is adjourned, notice of the time and place to which it is adjourned need not be given except by announcement at the meeting.

7. Quorum. The presence at any meeting of one-third ( 1/3) of the entire board of directors (but not fewer than two directors) shall be necessary and sufficient to constitute a quorum and, except as provided by section 11 of this article II, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. In the absence of a quorum, a majority of the directors present at the meeting or, if none, any officer may adjourn the meeting from time to time until a quorum is present.

8. Resignation. Any director may resign at any time by giving written notice of resignation to the President, a Vice President, or the secretary, who shall promptly notify all other directors thereof. The resignation shall take effect at the time stated therein or, if no time is stated, upon receipt thereof by such officer.

9. Removal. Any director may be removed either for or without cause at any time at a meeting of stockholders called for that purpose or by consent of stockholders in lieu of meeting as provided in section 8 of article I.

BYLAWS

G.C. ST. CROIX COMPANY, INC.

10. Vacancies. Any vacancy among the directors shall be filled by appointment by a majority of the remaining directors, though fewer than a quorum, except where removal is followed by election of a successor by the stockholders or where newly created directorships resulting from an increase are filled by the stockholders at the meeting at which such action is taken.

11. Committees. The board of directors may, by resolution adopted by the vote of a majority of the entire board, designate one or more committees, each committee to consist of two or more directors, which, to the extent provided in such resolution or in any other resolution adopted from time to time by the vote of a majority of the entire board, shall have and may exercise the powers of the board of directors in the management of the property, affairs, and business of the corporation, including the power to authorize the seal of the corporation to be affixed to any documents that may require it.

12. Compensation. Directors may be paid such compensation for their services and such reimbursement for their expenses as the board of directors may from time to time determine. Any director may serve the corporation in any other capacity and receive compensation therefor.

13. Consent of Directors in Lieu of Meeting. Any action required or permitted to taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the board or committee.

Article III - Officers

1. Number, Election, Term of Office, and Qualifications. The officers shall be elected by the Board of Directors and may include a President, a Vice President, a Treasurer, and a Secretary. Such other officers and assistant officers as may be deemed necessary, including additional Vice Presidents, may be elected by the directors. Officers of the Corporation may be chosen from among the directors of the corporation. Any person may hold two or more offices except both President and Vice President or both President and secretary. Each officer shall be elected by the board of directors and shall hold office until his successor is duly elected and qualifies, or until his death, resignation, disqualification, or removal. Any officer may be removed either for or without cause by the board of directors.

2. Resignations. Any officer may resign at any time by giving written notice of resignation to the President, any Vice President, or the secretary, who shall promptly notify all the directors thereof. The resignation shall take effect at the time stated therein or, if no time is stated, upon receipt thereof by such officer.

BYLAWS

G.C. ST. CROIX COMPANY, INC.

3. President. The President shall be the chief executive officer of the corporation, acting subject to the direction of the board of directors, shall have charge of the property, affairs, and business of the corporation and supervision of its other officers. The President shall perform such other duties and have such other powers as are provided by these bylaws or as are from time to time assigned to him by the board of directors.

4. The Vice President(s). In the absence or disability of the President, the Vice Presidents, if any, in order of seniority, or in such order as the board of directors may designate, shall perform the duties of the President and when so acting shall have all the powers of the President. Each Vice President shall perform such other duties and have such other powers as are provided by these bylaws or as are from time to time assigned to him by the board of directors or the President.

5. The Treasurer. The treasurer shall supervise the funds, securities, receipts, and disbursements of the corporation, keep correct books of account and accounting records of all business transacted in accordance with generally accepted accounting principles, and in general perform all duties and have all powers incident to the office of treasurer and perform such other duties and have such other powers as are provided by these bylaws or as are from time to time assigned to him by the board of directors or the President.

6. The Secretary. The secretary shall keep the minutes of meetings of stockholders and of the board of directors, give all notices required by law or these bylaws, keep the records and seal of the corporation, and in general perform all duties and have all powers incident to the office of secretary and perform such other duties and have such other powers as are provided by these bylaws or as are assigned to him by the board of directors or the President.

Article IV - Execution of Instruments

1. Checks, etc. All checks, drafts, notes, evidences of indebtedness, and similar instruments or evidences of indebtedness issued in the name of the corporation shall be signed in such manner and by such officers, agents, or employees as the board of directors from time to time authorizes by resolution, and such authority may be general or confined to specific instances.

BYLAWS

G.C. ST. CROIX COMPANY, INC.

2. Transactions in Securities. Endorsements and assignments of shares of stock, bonds, and other securities owned by or standing in the name of the corporation, and proxies or consents relating thereto, shall be signed by the President or any Vice President and the treasurer or secretary, and by such other officers, agents, or employees as the board of directors from time to time authorizes.

3. Instruments Generally. All other contracts, instruments, documents, and writings of the corporation shall be signed, executed, verified, acknowledged, and delivered by the President or any Vice President, and in such other manner and by such other officers, agents, and employees as the board of directors from time to time authorizes.

4. Evidence of Authority. A certificate by the secretary or an assistant secretary of the corporation with respect to any action taken by the stockholders, board of directors, any committee, or any officer or representative of the corporation shall be conclusive evidence of such action as to all persons who rely on the certificate in good faith.

5. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

Article V - Capital Stock

1. The stock of the corporation shall be represented by certificates in such form as is approved by the board of directors, signed by the President or any Vice President and the secretary or any assistant secretary or the treasurer or any assistant treasurer, and sealed with the seal of the corporation. The seal may be impressed, facsimile, engraved, or printed. Transfer of shares of stock shall be made only on the books of the corporation by the holder of record thereof, or by his attorney duly authorized by a power of attorney duly executed in writing and filed with the secretary, and upon surrender of the certificate or certificates for such shares properly endorsed and accompanied by such proof of authority or the authenticity of signature as the corporation may reasonably require.

Article VI - Corporate Seal

The seal of the corporation shall be in such form as is from time to time approved by the board of directors.

BYLAWS

G.C. ST. CROIX COMPANY, INC.

Article VII - Fiscal Year

The fiscal year/tax year of the corporation shall end on December 31.

Article VIII - Bylaw Amendments

Any bylaw of the corporation now in effect or hereafter adopted either by the stockholders or by the board of directors may be amended or repealed, and new bylaws may be adopted, either (1) by action of the stockholders at any meeting of stockholders or (2) by the board of directors at any meeting thereof. No change in the time and place fixed by these bylaws for the annual meeting of stockholders may be made within 60 days before the date fixed by these bylaws for such meeting. The stockholders may at any time limit the power of the board of directors to amend or repeal, or to adopt any bylaw inconsistent with, any bylaw adopted by the stockholders. This article VIII may be amended or repealed only at a meeting of stockholders.